Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4204

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

SECOND QUARTER 2008

Total Revenue increases 4.6%

Total Hotel RevPAR increases 3.7%

Announces $100 million increase to stock repurchase program

SAN CLEMENTE, CA – August 5, 2008 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the second quarter ended June 30, 2008.

Second Quarter 2008 Highlights (as compared to second quarter 2007):

•	Total revenue increased 4.6% to $255.2 million.

•	Total portfolio RevPAR increased 3.7% to $130.24.

•	Comparable portfolio RevPAR increased 2.6% to $128.45.

•	Net income decreased 7.1% to $69.2 million.

•	Income available to common stockholders decreased 7.6% to $61.1 million.

•	Income available to common stockholders per diluted share decreased 4.5% from $1.10 to $1.05.

•	Adjusted EBITDA decreased 1.0% to $85.2 million.

•	Adjusted FFO available to common stockholders increased 5.3% to $54.1 million.

•	Adjusted FFO available to common stockholders per diluted share increased 8.8% from $0.80 to $0.87.

•	Total hotel operating profit margin increased 80 bps to 31.7%.

•	Comparable hotel operating profit margin increased 20 bps to 31.6%.

Robert A. Alter, Chief Executive Officer and Executive Chairman, stated, “We are pleased with our portfolio’s performance during the second quarter, especially considering the overall softness in industry fundamentals.”

“During the quarter, the Company announced the selection of Art Buser as President. Art began his employment with Sunstone on July 21 and he will become CEO in 2009 after a transition period during which I will remain CEO. I’ve known Art for many years and consider him to be an exceptional leader, with the right values, integrity and intelligence to lead Sunstone for many years to come,” Alter said.

“Also during the quarter, after receiving an unsolicited purchase offer, we sold the 726-room Hyatt Regency Century Plaza for gross proceeds of $366.5 million. As we announced on June 2nd, this sale marks the completion of a highly successful investment for Sunstone through which we realized an exceptional return after renovating, rebranding, and repositioning a previously underperforming hotel. As a result of this sale, we ended the quarter in a strong liquidity position, with $443.7 million of cash and cash equivalents on hand. Subsequent to the end of the quarter, we invested approximately $129 million to repurchase approximately 7.4 million shares of our common stock at a price significantly below our estimated net asset value. As evidenced by our announcement today of an additional $100 million stock repurchase authorization, we continue to believe that our stock is a very compelling investment alternative,” Alter said.

“We believe our balance sheet provides strong dividend support and capital resources to take advantage of investment opportunities we expect to arise during this phase of the lodging cycle as less well-capitalized hotel owners become compelled to sell,” Alter said. “The lodging industry is a street corner-by-street corner business. We believe we have the best growth potential among our peers. Our assets are located on great street corners, our capital deployment strategy is focused on intelligent repositioning, rebranding and renovating projects, and our asset management expertise is second to none. Our current strategy is to focus on internal cost efficiencies while maintaining a conservative balance sheet and a disciplined approach to investments.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
Total Revenue	$255.2	$244.1	4.6%	$479.7	$448.2	7.0%
Total RevPAR	$130.24	$125.60	3.7%	$121.47	$117.91	3.0%
Comparable RevPAR (1)	$128.45	$125.22	2.6%	$119.62	$117.66	1.7%
Income available to common stockholders	$61.1	$66.2	(7.6)%	$58.6	$67.1	(12.7)%
Income available to common stockholders per diluted share	$1.05	$1.10	(4.5)%	$1.00	$1.13	(11.5)%
EBITDA	$127.3	$138.2	(7.9)%	$188.7	$199.0	(5.2)%
Adjusted EBITDA	$85.2	$86.1	(1.0)%	$146.6	$146.9	(0.2)%
FFO available to common stockholders	$54.1	$46.3	16.8%	$84.3	$76.2	10.6%
Adjusted FFO available to common stockholders	$54.1	$51.4	5.3%	$84.3	$81.3	3.7%
FFO available to common stockholders per diluted share (2)	$0.87	$0.72	20.8%	$1.35	$1.20	12.5%
Adjusted FFO available to common stockholders per diluted share (2)	$0.87	$0.80	8.8%	$1.35	$1.28	5.5%
Total Hotel Operating Profit Margin	31.7%	30.9%	80 bps	28.9%	28.5%	40 bps
Comparable Hotel Operating Profit Margin	31.6%	31.4%	20 bps	28.8%	29.0%	-20 bps

(1)	Includes 42 “Comparable” hotels (including prior ownership periods). Excludes two “Non-comparable” hotels that experienced material and prolonged business interruption during either the current or preceding calendar year (Renaissance Baltimore and Renaissance Orlando).

(2)	Reflects series C convertible preferred stock on an “as-converted” basis.

Contemporaneously with this press release, the Company has filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 with the Securities and Exchange Commission.

Disclosure regarding the non-GAAP financial measures in this release is included on page 6. Disclosure regarding the Comparable Portfolio is included on page 7 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 10 through 12 of this release.

Performance Relative to Guidance

The following table compares our guidance for the second quarter 2008 (as updated on June 2, 2008) to our actual results.

	Guidance	Actual Second Quarter 2008
Total Portfolio RevPAR Growth	4.0% to 6.0%	3.7%
Comparable RevPAR Growth	4.0% to 6.0%	2.6%
Adjusted EBITDA	$84.0 million to $86.8 million	$85.2 million
Adjusted FFO available to common stockholders per diluted share	$0.84 to $0.88	$0.87
Total Hotel Operating Profit Margin	+50 bps to +100 bps	+80 bps
Comparable Hotel Operating Profit Margin	+50 bps to +100 bps	+ 20 bps

For the second quarter 2008, total portfolio RevPAR increased 3.7% as compared to the second quarter 2007, driven by an increase of 4.0% in average daily room rate offset by a decrease of 20 basis points in occupancy. Comparable RevPAR, excluding two “Non-comparable” hotels that experienced material and prolonged business interruption during either the current or preceding calendar year (the Renaissance Baltimore and the Renaissance Orlando), increased 2.6% as compared to the second quarter 2007, driven by an increase of 3.9% in average daily room rate offset by a decrease of 100 basis points in occupancy.

For the second quarter 2008, total hotel operating profit margins increased 80 basis points as compared to the second quarter 2007 (from 30.9% to 31.7%). Comparable hotel operating profit margins increased 20 basis points as compared to the second quarter 2007 (from 31.4% to 31.6%) (see page 12 for a reconciliation of hotel operating income to the comparable GAAP measure).

Acquisitions, Dispositions, Investments and Financings

On May 30, 2008, the Company sold the Hyatt Regency Century Plaza for gross proceeds of $366.5 million, resulting in a net gain of $42.1 million. As of June 30, 2008, the net proceeds from this sale were presented on the Company’s balance sheet as cash proceeds held by accommodator to facilitate a potential tax-deferred exchange. Subsequent to the end of the second quarter and upon the expiration of the exchange asset identification period, the Company withdrew the proceeds from the accommodator, and used a portion to repay credit facility borrowings used to fund the Tender Offer described below and other general corporate purposes. As a result, the remaining proceeds of approximately $221.0 million are currently held as unrestricted cash and cash equivalents. By withdrawing the funds from the accommodator, the Company will recognize a tax gain on the sale of the property. Internal Revenue Service rules generally require a REIT, at its election, either to pay tax on any capital gains recognized during the year, or to declare a special distribution of those capital gains to its stockholders before the year end. At this time, the Company continues to analyze these options.

On February 21, 2008, the Company announced that its board of directors had authorized the Company to repurchase up to $150 million of its common stock during 2008 (the “2008 Repurchase Program”). On July 8, 2008, the Company completed a modified “Dutch Auction” tender offer (the “Tender Offer”) to purchase up to 6,200,000 shares of its common stock at a price per share not less than $16.75 and not greater than $19.25. The Tender Offer expired on June 27, 2008, and on July 8, 2008, the Company announced the final results and settlement of the Tender Offer. In accordance with the terms and conditions of the Tender Offer, the Company accepted for purchase 7,374,179 shares (6,200,000 shares initially offered to be purchased plus an additional 1,174,179 shares – the maximum increase permitted without amending or extending the Tender Offer), at a price of $17.50 per share, for a total cost of $129.0 million (excluding fees and costs of the Tender Offer). As noted above, the Tender Offer was initially funded with a draw on the Company’s credit facility, which was subsequently repaid using a portion of the net proceeds from the sale of the Hyatt Regency Century Plaza. As of August 5, 2008, the Company has repurchased 8,108,486 shares since the beginning of the year. On August 5, 2008, the board of directors authorized an increase of $100 million to the 2008 Repurchase Program. With this increase, the Company has $109.2 million remaining under the 2008 Repurchase Program.

Considering the economic environment, the Company intends to invest excess cash on a measured basis.

Balance Sheet/Liquidity Update

As of June 30, 2008, the Company had approximately $443.7 million of cash and cash equivalents (including cash proceeds held by an accommodator to facilitate a potential tax-deferred exchange and restricted cash). As of June 30, 2008, the Company had no outstanding indebtedness under its credit facility, and had $5.3 million in outstanding irrevocable letters of credit backed by the credit facility, leaving, as of that date, up to $194.7 million available under the credit facility. On June 30, 2008, total assets were $3.0 billion, including $2.5 billion of net investments in hotel properties, total debt was $1.7 billion and stockholders’ equity was $1.1 billion.

Hotel Renovations

During the second quarter 2008, the Company invested $27.9 million in capital projects.

Management Succession

On June 19, 2008, the Company announced the appointment of Arthur L. Buser as President of the Company effective July 21, 2008. Upon completion of a transition period that is expected to conclude no later than July 1, 2009, Mr. Buser will be appointed Chief Executive Officer. During the transition period, Robert A. Alter will remain Chief Executive Officer and Executive Chairman of the board of directors. Upon Mr. Buser’s appointment to Chief Executive Officer, Mr. Alter will remain as Executive Chairman.

Outlook

The Company is providing guidance for the third quarter and full year 2008 at this time but does not undertake to make updates for any subsequent developments in its business. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account any additional hotel acquisitions, dispositions, stock repurchases or financings during 2008. As the level of demand for U.S. lodging is highly correlated to the overall U.S. economy, changes in U.S. economic performance could have a material effect on the Company’s results of operations.

Third Quarter 2008 Outlook

For the third quarter 2008, the Company expects total portfolio RevPAR to range from a decrease of approximately 2.0% to flat as compared to the third quarter 2007 and Comparable RevPAR, excluding two “Non-comparable” hotels (Renaissance Baltimore and the Renaissance Orlando), to range from a decrease of approximately 1.0% to an increase of approximately 1.0% as compared to the third quarter 2007 (see page 7 for an explanation of measures relating to comparability). Additionally, for the third quarter 2008:

•	Income available to common stockholders is expected to be approximately $4.3 million to $6.5 million;

•	Adjusted EBITDA is expected to be approximately $67.7 million to $69.9 million;

•	Adjusted FFO available to common stockholders is expected to be approximately $36.3 million to $38.5 million;

•	Adjusted FFO available to common stockholders per diluted share is expected to be approximately $0.65 to $0.69;

•	Total hotel operating profit margins are expected to decrease approximately 50 - 100 basis points compared to the third quarter 2007; and

•	Comparable hotel operating profit margins are expected to decrease approximately 50 - 100 basis points compared to the third quarter 2007.

Full Year 2008 Outlook

For the full year 2008, the Company expects total portfolio RevPAR to range from a decrease of approximately 1.0% to an increase of approximately 1.5% compared to the full year 2007 and Comparable RevPAR, excluding two “Non-comparable” hotels (Renaissance Baltimore and the Renaissance Orlando), to range from a decrease of approximately 1.0% to an increase of approximately 1.5% compared to the full year 2007. Additionally, for the full year 2008:

•	Income available to common stockholders is expected to be approximately $68.1 million to $85.1 million;

•	Adjusted EBITDA is expected to be approximately $285.4 million to $302.4 million;

•	Adjusted FFO available to common stockholders is expected to be approximately $160.3 million to $177.3 million;

•	Adjusted FFO available to common stockholders per diluted share is expected to be approximately $2.72 to $3.00;

•	Total hotel operating profit margins are expected to range from a decrease of approximately 100 basis points to flat compared to the prior year; and

•	Comparable hotel operating profit margins are expected to range from a decrease of approximately 100 basis points to flat compared to the prior year.

Dividend Update

On August 5, 2008, the Company declared a dividend of $0.35 per share payable to its common stockholders. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.404 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on October 15, 2008 to stockholders of record on September 30, 2008.

The level of any future quarterly dividends will be determined by the Company’s board of directors after considering operating results, expected capital requirements and risks affecting the Company’s business.

Earnings Call

The Company will host a conference call to discuss second quarter results on August 5, 2008, at 2 p.m. PDT. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-366-7449 (for domestic callers) or 303-262-2139 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 45 hotels comprised of 15,354 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the possibility of a U.S. recession; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of August 5, 2008, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) hotel operating income and hotel operating profit margin for the purpose of our operating margins.

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on pages 10 and 11. A reconciliation and the components of hotel operating income and hotel operating profit margin are set forth on page 12. We believe hotel operating income and hotel operating profit margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on pages 10 and 11.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin should not be considered as an alternative measure of our net income, operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Comparable Portfolio Information

The Company’s definition of “Comparable Portfolio” includes those hotels owned as of the reporting date which have not experienced material and prolonged business interruption due to renovations, re-branding or property damage during either the calendar year presented or the preceding calendar year. For the third quarter and full year 2008, the Comparable Portfolio is expected to exclude the Renaissance Orlando and the Renaissance Baltimore. We refer to these excluded hotels as “Non-comparable” hotels. Also, the revenue and expense items associated with the Company’s two commercial laundry facilities, BuyEfficient, LLC (for 2007), and other miscellaneous non-hotel items have been shown below the hotel operating income line in presenting comparable hotel operating margins. Management believes the definition of Comparable Portfolio as well as the calculation of hotel operating income results in a more accurate presentation of the trends in RevPAR and comparable hotel operating margins of the Company’s stabilized portfolio of hotels. See page 12 for a reconciliation of hotel operating income to the comparable GAAP measure.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,940	$67,412
Cash proceeds held by accommodator	361,017	—
Restricted cash	43,783	48,442
Accounts receivable, net	34,888	36,703
Due from affiliates	78	932
Inventories	2,990	3,190
Prepaid expenses	5,997	9,021

Total current assets	487,693	165,700
Investment in hotel properties, net	2,467,761	2,786,821
Other real estate, net	15,033	14,526
Investment in unconsolidated joint ventures	29,286	35,816
Deferred financing costs, net	12,136	12,964
Goodwill	16,251	16,251
Other assets, net	15,457	17,074

Total assets	$3,043,617	$3,049,152

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$28,837	$28,540
Accrued payroll and employee benefits	10,522	18,133
Due to Interstate SHP	13,600	15,051
Dividends payable	25,775	25,995
Other current liabilities	37,784	39,817
Current portion of notes payable	11,396	9,815

Total current liabilities	127,914	137,351
Notes payable, less current portion	1,706,707	1,712,336
Other liabilities	6,144	6,034

Total liabilities	1,840,765	1,855,721
Commitments and contingencies
Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at June 30, 2008 and December 31, 2007, liquidation preference of $24.375 per share	99,596	99,496
Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at June 30, 2008 and December 31, 2007, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 58,196,122 shares issued and outstanding at June 30, 2008 and 58,815,271 shares issued and outstanding at December 31, 2007	582	588
Additional paid in capital	978,167	987,554
Retained earnings	261,481	191,208
Cumulative dividends	(313,224)	(261,665)

Total stockholders’ equity	1,103,256	1,093,935

Total liabilities and stockholders’ equity	$3,043,617	$3,049,152

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Income Statements

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues
Room	$171,111	$163,176	$319,057	$297,921
Food and beverage	68,111	65,597	128,510	121,356
Other operating	16,014	15,292	32,100	28,890

Total revenues	255,236	244,065	479,667	448,167

Operating expenses
Room	36,095	34,733	69,756	65,114
Food and beverage	46,566	44,582	91,573	84,388
Other operating	8,973	9,885	18,072	19,205
Advertising and promotion	13,174	12,663	26,247	24,378
Repairs and maintenance	9,222	9,021	18,316	17,335
Utilities	8,802	7,775	17,766	15,394
Franchise costs	9,963	9,361	17,926	16,756
Property tax, ground lease and insurance	14,478	13,572	28,191	26,035
Property general and administrative	27,631	27,888	54,327	52,001
Corporate overhead	5,264	9,442	11,987	16,718
Depreciation and amortization	28,919	27,065	58,555	51,498

Total operating expenses	209,087	205,987	412,716	388,822

Operating income	46,149	38,078	66,951	59,345
Equity in net losses of unconsolidated joint ventures	(56)	(110)	(1,522)	(1,461)
Interest and other income	1,101	678	1,679	1,337
Interest expense	(24,578)	(23,706)	(49,060)	(43,530)

Income from continuing operations	22,616	14,940	18,048	15,691
Income from discontinued operations	46,602	59,532	52,225	63,609

Net income	69,218	74,472	70,273	79,300
Preferred stock dividends and accretion	(5,232)	(5,188)	(10,464)	(10,375)
Undistributed income allocated to Series C preferred stock	(2,858)	(3,113)	(1,226)	(1,799)

Income available to common stockholders	$61,128	$66,171	$58,583	$67,126

Basic per share amounts:
Income from continuing operations available to common stockholders	$0.30	$0.16	$0.13	$0.09
Income from discontinued operations	0.75	0.94	0.87	1.05

Basic income available to common stockholders per common share	$1.05	$1.10	$1.00	$1.14

Diluted per share amounts:
Income from continuing operations available to common stockholders	$0.25	$0.11	$0.11	$0.06
Income from discontinued operations	0.80	0.99	0.89	1.07

Diluted income available to common stockholders per common share	$1.05	$1.10	$1.00	$1.13

Weighted average common shares outstanding:
Basic	58,186	60,230	58,452	59,022

Diluted	58,276	60,364	58,546	59,175

Dividends paid per common share	$0.35	$0.32	$0.70	$0.64

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Income available to common stockholders	$61,128	$66,171	$58,583	$67,126
Series A and C preferred stock dividends	5,232	5,188	10,464	10,375
Undistributed income allocated to Series C preferred stock	2,858	3,113	1,226	1,799
Amortization of deferred stock compensation	1,089	1,861	2,138	3,106
Continuing operations:
Depreciation and amortization	28,919	27,065	58,555	51,498
Interest expense	24,159	23,388	48,222	42,949
Amortization of deferred financing fees	419	318	838	581
Unconsolidated joint ventures:
Depreciation and amortization	1,263	1,233	2,537	2,466
Interest expense	1,236	1,957	2,757	3,874
Amortization of deferred financing fees	327	330	725	660
Amortization of deferred stock compensation	64	—	64	—
Discontinued operations:
Depreciation and amortization	653	3,207	2,592	6,360
Interest expense	—	3,500	—	7,383
Amortization of deferred financing fees	—	44	—	69
Write-off of deferred financing fees	—	362	—	362
Prepayment penalties	—	415	—	415

EBITDA	127,347	138,152	188,701	199,023

Gain on sale of assets	(42,108)	(55,938)	(42,108)	(55,938)
Costs associated with CEO succession and executive officer severance	—	3,864	—	3,864

	(42,108)	(52,074)	(42,108)	(52,074)

Adjusted EBITDA	$85,239	$86,078	$146,593	$146,949

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$61,128	$66,171	$58,583	$67,126
Series C preferred stock dividends	1,707	1,662	3,414	3,325
Undistributed income allocated to Series C preferred stock	2,858	3,113	1,226	1,799
Real estate depreciation and amortization - continuing operations	28,644	26,847	58,107	51,059
Real estate depreciation and amortization - unconsolidated joint ventures	1,251	1,233	2,525	2,466
Real estate depreciation and amortization - discontinued operations	653	3,207	2,592	6,360
Gain on sale of assets	(42,108)	(55,938)	(42,108)	(55,938)

FFO available to common stockholders	54,133	46,295	84,339	76,197

Discontinued operations:
Write-off of deferred financing fees	—	362	—	362
Prepayment penalties	—	415	—	415
Costs associated with CEO succession and executive officer severance	—	3,864	—	3,864
Amortization of deferred stock compensation associated with executive officer severance	—	437	—	437

	—	5,078	—	5,078

Adjusted FFO available to common stockholders	$54,133	$51,373	$84,339	$81,275

FFO available to common stockholders per diluted share	$0.87	$0.72	$1.35	$1.20

Adjusted FFO available to common stockholders per diluted share	$0.87	$0.80	$1.35	$1.28

Diluted weighted average shares outstanding (1)	62,379	64,467	62,648	63,277

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis. Additionally, during the third quarter 2007, the Company revised its methodology for computation of diluted earnings per share by applying the treasury stock method to unvested restricted stock awards. As a result of the revision, the unvested restricted stock awards for purposes of calculating FFO and Adjusted FFO available to common stockholders per diluted share have decreased by 496,000 and 402,000 shares for the three and six months ended June 30, 2007, respectively.

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

Guidance for the Quarter Ending September 30, 2008 and Full Year 2008

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Quarter Ending September 30, 2008		Full Year December 31, 2008
	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$4,300	$6,500	$68,100	$85,100
Series A preferred stock dividends	3,500	3,500	14,100	14,100
Series C preferred stock dividends	1,700	1,700	6,700	6,700
Undistributed income allocated to Series C preferred stock	—	—	1,200	1,200
Amortization of deferred stock compensation	1,300	1,300	4,600	4,600
Continuing operations:
Depreciation and amortization	29,200	29,200	119,400	119,400
Interest expense	24,300	24,300	96,700	96,700
Amortization of deferred financing fees	400	400	1,700	1,700
Unconsolidated joint venture:
Depreciation and amortization	1,300	1,300	5,200	5,200
Interest expense	1,300	1,300	5,300	5,300
Amortization of deferred financing fees	400	400	1,700	1,700
Amortization of deferred stock compensation	—	—	100	100
Discontinued operations:
Depreciation and amortization	—	—	2,600	2,600

EBITDA	67,700	69,900	327,400	344,400

Gain on sale of assets	—	—	(42,000)	(42,000)

Adjusted EBITDA	$67,700	$69,900	$285,400	$302,400

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$4,300	$6,500	$68,100	$85,100
Series C preferred stock dividends	1,700	1,700	6,700	6,700
Undistributed income allocated to Series C preferred stock	—	—	1,200	1,200
Continuing operations:
Real estate depreciation and amortization	29,000	29,000	118,500	118,500
Unconsolidated joint venture:
Real estate depreciation and amortization	1,300	1,300	5,200	5,200
Discontinued operations:
Depreciation and amortization	—	—	2,600	2,600

FFO available to common stockholders	36,300	38,500	202,300	219,300

Gain on sale of assets	—	—	(42,000)	(42,000)

Adjusted FFO available to common stockholders	$36,300	$38,500	$160,300	$177,300

Adjusted FFO available to common stockholders per diluted share	$0.65	$0.69	$2.72	$3.00

Diluted weighted average shares outstanding (1)	55,621	55,621	59,015	59,015

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Comparable Hotel Operating Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended June 30, 2008			Three Months Ended June 30, 2007
	Actual June 30, 2008 (1)	Non-comparable Hotels (2)	Comparable June 30, 2008 (3)	Actual June 30, 2007 (4)	Prior Ownership Adjustments (5)	Subtotal	Non-comparable Hotels (2)	Comparable June 30, 2007 (3)
Number of Hotels	44	(2)	42	44		44	(2)	42
Number of Rooms	14,894	(1,403)	13,491	14,894		14,894	(1,403)	13,491

Hotel operating profit margin (7)	31.7%	32.8%	31.6%	30.9%	29.7%	30.9%	26.5%	31.4%

Hotel Revenues
Room revenue	$171,111	$(17,651)	$153,460	$163,176	$1,727	$164,903	$(15,255)	$149,648
Food and beverage revenue	68,111	(10,304)	57,807	65,597	929	66,526	(8,809)	57,717
Other operating revenue	12,141	(1,272)	10,869	11,276	63	11,339	(895)	10,444

Total Hotel Revenues	251,363	(29,227)	222,136	240,049	2,719	242,768	(24,959)	217,809
Hotel Expenses
Room expense	36,343	(3,660)	32,683	35,034	416	35,450	(3,359)	32,091
Food and beverage expense	46,578	(6,471)	40,107	44,612	617	45,229	(5,707)	39,522
Other hotel expense	61,454	(6,860)	54,594	59,177	573	59,750	(6,249)	53,501
General and administrative expense	27,183	(2,647)	24,536	27,138	305	27,443	(3,042)	24,401

Total Hotel Expenses	171,558	(19,638)	151,920	165,961	1,911	167,872	(18,357)	149,515
Hotel Operating Income	79,805	(9,589)	70,216	74,088	808	74,896	(6,602)	68,294
Non-hotel operating income	527		527	497		497		497
Corporate overhead	(5,264)	114	(5,150)	(9,442)		(9,442)	38	(9,404)
Depreciation and amortization	(28,919)	3,573	(25,346)	(27,065)		(27,065)	3,153	(23,912)

Operating Income	46,149	(5,902)	40,247	38,078	808	38,886	(3,411)	35,475
Equity in net losses of unconsolidated joint ventures	(56)		(56)	(110)		(110)		(110)
Interest and other income	1,101	(15)	1,086	678		678	(80)	598
Interest expense	(24,578)	1,239	(23,339)	(23,706)		(23,706)	1,250	(22,456)
Income from discontinued operations	46,602		46,602	59,532		59,532		59,532

Net Income	$69,218	$(4,678)	$64,540	$74,472	$808	$75,280	$(2,241)	$73,039

	Six Months Ended June 30, 2008			Six Months Ended June 30, 2007
	Actual June 30, 2008 (1)	Non-comparable Hotels (2)	Comparable June 30, 2008 (3)	Actual June 30, 2007 (4)	Prior Ownership Adjustments (6)	Subtotal	Non-comparable Hotels (2)	Comparable June 30, 2007 (3)
Number of Hotels	44	(2)	42	44		44	(2)	42
Number of Rooms	14,894	(1,403)	13,491	14,894		14,894	(1,403)	13,491

Hotel operating profit margin (7)	28.9%	30.1%	28.8%	28.8%	21.2%	28.5%	24.5%	29.0%

Hotel Revenues
Room revenue	$319,057	$(33,103)	$285,954	$297,921	$10,295	$308,216	$(28,279)	$279,937
Food and beverage revenue	128,510	(20,207)	108,303	121,356	5,213	126,569	(16,957)	109,612
Other operating revenue	24,286	(2,606)	21,680	20,907	981	21,888	(1,846)	20,042

Total Hotel Revenues	471,853	(55,916)	415,937	440,184	16,489	456,673	(47,082)	409,591
Hotel Expenses
Room expense	70,237	(6,876)	63,361	65,701	2,815	68,516	(6,432)	62,084
Food and beverage expense	91,598	(12,926)	78,672	84,453	3,743	88,196	(11,289)	76,907
Other hotel expense	120,096	(13,175)	106,921	112,911	4,257	117,168	(11,968)	105,200
General and administrative expense	53,451	(6,126)	47,325	50,467	2,178	52,645	(5,846)	46,799

Total Hotel Expenses	335,382	(39,103)	296,279	313,532	12,993	326,525	(35,535)	290,990
Hotel Operating Income	136,471	(16,813)	119,658	126,652	3,496	130,148	(11,547)	118,601
Non-hotel operating income	1,022		1,022	909		909		909
Corporate overhead	(11,987)	174	(11,813)	(16,718)		(16,718)	51	(16,667)
Depreciation and amortization	(58,555)	7,090	(51,465)	(51,498)		(51,498)	6,264	(45,234)

Operating Income	66,951	(9,549)	57,402	59,345	3,496	62,841	(5,232)	57,609
Equity in net losses of unconsolidated joint ventures	(1,522)		(1,522)	(1,461)		(1,461)		(1,461)
Interest and other income	1,679	(37)	1,642	1,337		1,337	(172)	1,165
Interest expense	(49,060)	2,482	(46,578)	(43,530)		(43,530)	2,474	(41,056)
Income from discontinued operations	52,225		52,225	63,609		63,609		63,609

Net Income	$70,273	$(7,104)	$63,169	$79,300	$3,496	$82,796	$(2,930)	$79,866

(1)	Represents our ownership results for the 44 hotels we owned as of the end of the period.

(2)	Represents our ownership results for the 2 “non-comparable” hotels that experienced material and prolonged business interruption during either the current or preceding calendar year (Renaissance Baltimore and Renaissance Orlando).

(3)	Represents our ownership and prior ownership results (for the 2007 period) for 42 “comparable” hotels we owned as of June 30, 2008, excluding the 2 “non-comparable” hotels that experienced material and prolonged business interruption during either the current or preceding calendar year (Renaissance Baltimore and Renaissance Orlando).

(4)	Represents our ownership results for the 44 hotels we owned as of the end of the period.

(5)	Represents prior ownership results for the 1 hotel acquired subsequent to March 31, 2007 (Marriott Boston Quincy).

(6)	Represents prior ownership results for the 3 hotels acquired during the first six months of 2007 (Renaissance LAX, Marriott Long Wharf and Marriott Boston Quincy).

(7)	Hotel operating profit margin is calculated as hotel operating income divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Region

(Unaudited)

			Three Months Ended June 30, 2008			Three Months Ended June 30, 2007			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California	17	4,803	81.1%	$154.15	$125.02	81.1%	$151.23	$122.65	1.9%
Other West (1)	7	2,123	77.6%	116.98	90.78	80.6%	106.09	85.51	6.2%
Midwest (2)	8	2,500	68.4%	144.97	99.16	69.5%	141.82	98.56	0.6%
Middle Atlantic (3)	8	3,476	83.7%	222.42	186.17	84.6%	212.84	180.06	3.4%
South (4)	2	589	78.1%	117.46	91.74	82.1%	121.00	99.34	-7.7%

Total Comparable Portfolio	42	13,491	78.7%	$163.22	$128.45	79.7%	$157.12	$125.22	2.6%

			Six Months Ended June 30, 2008			Six Months Ended June 30, 2007			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California	17	4,803	79.7%	$151.49	$120.74	78.7%	$150.23	$118.23	2.1%
Other West (1)	7	2,123	77.1%	122.22	94.23	80.3%	111.60	89.61	5.2%
Midwest (2)	8	2,500	64.3%	138.92	89.33	67.2%	133.73	89.87	-0.6%
Middle Atlantic (3)	8	3,476	75.3%	215.48	162.26	78.1%	203.77	159.14	2.0%
South (4)	2	589	78.6%	119.03	93.56	81.9%	122.76	100.54	-6.9%

Total Comparable Portfolio	42	13,491	75.2%	$159.07	$119.62	76.8%	$153.20	$117.66	1.7%

(1)	Includes Oregon, Texas and Utah.

(2)	Includes Illinois, Michigan and Minnesota.

(3)	Includes Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia. Excludes the Renaissance Baltimore which experienced material and prolonged business interruption during either the current or preceding calendar year.

(4)	Includes Florida and Georgia. Excludes the Renaissance Orlando which experienced material and prolonged business interruption during either the current or preceding calendar year.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Brand

(Unaudited)

			Three Months Ended June 30, 2008			Three Months Ended June 30, 2007			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	24	7,682	79.8%	$162.01	$129.28	80.2%	$155.91	$125.04	3.4%
Hilton	6	1,955	83.1%	228.07	189.53	83.9%	215.67	180.95	4.7%
InterContinental	3	665	66.8%	116.86	78.06	73.0%	110.55	80.70	-3.3%
Hyatt	2	605	74.4%	137.28	102.14	80.6%	147.74	119.08	-14.2%
Other Brand Affiliations (2)	4	1,385	82.3%	149.53	123.06	84.4%	149.10	125.84	-2.2%
Independent	3	1,199	69.1%	102.40	70.76	68.1%	94.98	64.68	9.4%

Total Comparable Portfolio	42	13,491	78.7%	$163.22	$128.45	79.7%	$157.12	$125.22	2.6%

			Six Months Ended June 30, 2008			Six Months Ended June 30, 2007			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	24	7,682	76.2%	$158.71	$120.94	77.0%	$153.67	$118.33	2.2%
Hilton	6	1,955	78.3%	215.17	168.48	80.2%	200.39	160.71	4.8%
InterContinental	3	665	61.0%	113.45	69.20	73.2%	108.85	79.68	-13.2%
Hyatt	2	605	77.2%	138.00	106.54	76.2%	147.17	112.14	-5.0%
Other Brand Affiliations (2)	4	1,385	79.7%	149.85	119.43	82.4%	149.70	123.35	-3.2%
Independent	3	1,199	66.0%	101.74	67.15	65.9%	93.83	61.83	8.6%

Total Comparable Portfolio	42	13,491	75.2%	$159.07	$119.62	76.8%	$153.20	$117.66	1.7%

(1)	Excludes the Renaissance Baltimore and Renaissance Orlando which experienced material and prolonged business interruption during either the current or preceding calendar year.

(2)	Includes a Fairmont, a Sheraton, a W Hotel, and a Wyndham.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	June 30, 2008 Balance	Recent Events (1)	August 1, 2008 Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	5.92%	2010	$81,000		$81,000
Secured Mortgage Debt (2)	11 hotels	5.95%	2011	248,164		248,164
Secured Mortgage Debt (3)	2 hotels	4.98%	2012	65,000		65,000
Secured Mortgage Debt	Rochester laundry facility	9.88%	2013	4,469		4,469
Secured Mortgage Debt (3)	10 hotels	5.34%	2015	270,410		270,410
Secured Mortgage Debt (3)	2 hotels	5.30%	2016	196,060		196,060
Secured Mortgage Debt	1 hotel	5.69%	2016	48,000		48,000
Secured Mortgage Debt	1 hotel	5.66%	2016	34,000		34,000
Secured Mortgage Debt	1 hotel	5.58%	2017	75,000		75,000
Secured Mortgage Debt	1 hotel	5.58%	2017	176,000		176,000
Secured Mortgage Debt	1 hotel	6.14%	2018	65,000		65,000
Secured Mortgage Debt	1 hotel	6.60%	2019	70,000		70,000
Secured Mortgage Debt	1 hotel	5.95%	2021	135,000		135,000
Exchangeable Senior Notes	Guaranty	4.60%	2027	250,000		250,000

Total Fixed Rate Debt				1,718,103		1,718,103
Credit Facility	Unsecured	L+0.90% -1.50%	2011	—		—

TOTAL DEBT				$1,718,103	$—	$1,718,103

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	—	$176,250

Series C cumulative convertible redeemable preferred		6.63%	perpetual	$100,000	—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		100.0%
% Floating Rate Debt				0.0%		0.0%
Average Interest Rate				5.52%		5.52%
Weighted Average Maturity of Debt (includes amounts outstanding on the Credit Facility) (4)				9.0 years		9.0 years

(1)	Reflects net additional draws and repayments on our credit facility.

(2)	Cross-collateralized loan with life insurance company.

(3)	Individual, non cross-collateralized loans.

(4)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first call date, the weighted average maturity would be approximately 7 years.